Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256694) and Form S-8 (No. 333-215860, 333-213877, 333-188428, 333-113804, and 333-11729) of The Manitowoc Company, Inc. of our report dated February 24, 2023 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

February 24, 2023